Exhibit 10.5

FORM OF STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT

This STOCKHOLDER’S AND REGISTRATION RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), is by and between Axiom Solutions International, Inc., a Texas corporation (“Spinco”), and Flex Ltd., a Singapore registered public company (“Flex”).

WHEREAS, Flex currently owns all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Spinco (“Spinco Common Stock”);

WHEREAS, pursuant to the Separation and Distribution Agreement, dated as of [•], by and between Flex and Spinco (the “SDA”), Flex will distribute between approximately 88.0% to 94.0% of the issued and outstanding shares of Spinco Common Stock to holders of shares of Flex ordinary shares, on a pro rata basis (the “Distribution”);

WHEREAS, Flex intends for the Distribution to take place pursuant to a registration statement on Form 10 (the “Distribution Registration Statement”);

WHEREAS, following the Distribution, Flex shall retain between approximately 6.0% to 12.0% of the outstanding shares of Spinco Common Stock (the “Retained Shares”) and within twenty-four (24) months following the date of the Distribution effect one or more distributions of the Retained Shares (i) to holders of Flex shares as dividends or in exchange for outstanding Flex shares and/or (ii) through one or more transfers of the Retained Shares to certain Persons in exchange for certain debt obligations of Flex held by such Persons as principals for their own account;

WHEREAS, Spinco desires to grant to Flex the Registration Rights (as defined below) for the Registrable Securities (as defined below), subject to the terms and conditions of this Agreement; and

WHEREAS, Flex desires to grant to Spinco a proxy to vote the Retained Shares in proportion to the votes cast by Spinco’s other stockholders, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” has the meaning set forth in the SDA.

“Adverse Disclosure” means public disclosure of material, non-public information that (x) would be required, in the good faith determination of Spinco, to be made in any registration statement filed with the SEC by Spinco so that such registration statement would not be materially misleading and would not be required to be made at such time but for the filing of such registration statement and (y) either (1) Spinco has a bona fide business purpose for not disclosing such information publicly or (2) would materially interfere with a material financing, acquisition, corporate reorganization, or other similar transaction involving the Spinco.

“Affiliate” has the meaning set forth in the SDA.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Agreement Dispute” has the meaning set forth in Section 4.5(b).

“Ancillary Filings” has the meaning set forth in Section 2.4(a)(i).

“Appointed Representative” has the meaning set forth in Section 4.5(b).

“Business Day” has the meaning set forth in the SDA.

“Chosen Court” and “Chosen Courts” has the meaning set forth in Section 4.5(c).

“Convertible or Exchange Registration” has the meaning set forth in Section 2.7(a).

“Debt” means any indebtedness of any member of the Flex Group, including debt securities, notes, credit facilities, credit agreements and other debt instruments, including, in each case, any amounts due thereunder.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Dispute Notice” has the meaning set forth in Section 4.5(b).

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Distribution Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Offer” means an exchange offer of Registrable Securities for outstanding securities of a Holder.

“Exchanges” means one or more Public Exchanges or Private Exchanges.

“Flex” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“Flex Group” has the meaning set forth in the SDA.

“Governmental Authority” has the meaning set forth in the SDA.

“Holder” means Flex or any of its Subsidiaries, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a Permitted Transferee of rights under Section 4.4.

“Holder Indemnified Parties” has the meaning set forth in Section 2.9(a).

“Indemnified Parties” has the meaning set forth in Section 2.9(b).

“Initiating Holder” has the meaning set forth in Section 2.1(a).

“Loss” or “Losses” has the meaning set forth in Section 2.9(a).

“Participating Investors” means such investment banks or other Persons that are not part of the Flex Group that engage, directly or indirectly, in any Exchange with one or more members of the Flex Group.

“Permitted Transferee” means any Transferee and any Subsequent Transferee.

“Person” has the meaning set forth in the SDA.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Private Exchange” means a private exchange pursuant to which one or more members of the Flex Group shall Sell some or all of their Registrable Securities to one or more Participating Investors in exchange, directly or indirectly, for any equity interest of Flex or the satisfaction of Debt, in a transaction or series of transactions not required to be registered under the Securities Act.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Exchange” means a public exchange pursuant to which one or more members of the Flex Group shall Sell some or all of their Registrable Securities to one or more Participating Investors in exchange, directly or indirectly, for any equity interest of Flex or the satisfaction of Debt, in a transaction or series of transactions registered under the Securities Act.

“Registrable Securities” means any Retained Shares and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Retained Shares, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization. The term “Registrable Securities” excludes any security (i) the offering and Sale of which has been effectively Registered under the Securities Act and which has been Sold in accordance with a Registration Statement, (ii) that has been Sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) that may be Sold pursuant to Rule 144 (or any successor provision) under the Securities Act without being subject to the volume limitations in subsection (e) of such rule or (iv) that has been sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and Sale to the public of any Spinco Common Stock under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Expenses” means all expenses incident to Spinco’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the fees and expenses of Spinco’s counsel and independent accountants (including the expenses of any comfort letters or costs associated with the delivery by Spinco Group members’ independent certified public accountants of comfort letters customarily requested by underwriters); (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel); (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, Financial Industry Regulatory Authority, Inc.; (vii) expenses incurred in connection with any “road show” presentation to potential investors; (viii) printing expenses, messenger, telephone and delivery expenses; (ix) internal expenses of Spinco (including all salaries and expenses of employees of Spinco performing legal or accounting duties); and (x) fees and expenses of listing any Registrable Securities on any securities exchange on which shares of Spinco Common Stock are then listed; but excluding any internal expenses of the Holder, any underwriting discounts or commissions attributable to the Sale of any Registrable Securities and any stock transfer taxes.

“Registration Period” has the meaning set forth in Section 2.1(c).

“Registration Rights” means the rights of the Holders to cause Spinco to Register Registrable Securities pursuant to this Agreement.

“Registration Statement” means any registration statement of Spinco filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Retained Shares” has the meaning set forth in the recitals to this Agreement.

“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” have correlative meanings.

“SDA” has the meaning set forth in the recitals to this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means all shares of Spinco Common Stock that are beneficially owned by Flex or any Permitted Transferee from time to time, whether or not held immediately following the Distribution.

“Shelf Registration” means a Registration Statement of Spinco for an offering to be made on a delayed or continuous basis of Spinco Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Spinco” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“Spinco Common Stock” has the meaning set forth in the recitals to this Agreement.

“Spinco Group” has the meaning set forth in the SDA.

“Spinco Indemnified Parties” has the meaning set forth in Section 2.9(b).

“Spinco Notice” has the meaning set forth in Section 2.1(a).

“Spinco Public Sale” has the meaning set forth in Section 2.2(a).

“Spinco Takedown Notice” has the meaning set forth in Section 2.1(f).

“Subsequent Transferee” has the meaning set forth in Section 4.4(b).

“Subsidiary” has the meaning set forth in the SDA.

“Suspension Event” has the meaning set forth in Section 2.1(h).

“Takedown Notice” has the meaning set forth in Section 2.1(f).

“Transferee” has the meaning set forth in Section 4.4(b).

“Underwritten Offering” means a Registration in which securities of Spinco are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public (including, for the avoidance of doubt, registered block trades).

1.2 General Interpretive Principles.

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) As used in this Agreement, the words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(f) As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(g) As used in this Agreement, the word “will” shall be deemed to have the same meaning and effect as the word “shall.”

(h) As used in this Agreement, the terms “or,” “any” or “either” are not exclusive and shall be deemed to be “and/or.”

(i) As used in this Agreement, references to “written” or “in writing” include in electronic form.

(j) As used in this Agreement, references to the “date hereof” are to the date of this Agreement.

(k) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(l) The section and other headings and subheadings contained in this Agreement and the Exhibit hereto are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction, meaning or interpretation of this Agreement. The preamble and the recitals set forth at the beginning of this Agreement are incorporated by reference into and made a part of this Agreement.

(m) Any payment to be made pursuant hereto shall be made in U.S. dollars and by wire transfer of immediately available funds.

(n) As used in this Agreement, references to “$” in this report are to the lawful currency of the United States of America.

ARTICLE II

REGISTRATION RIGHTS

2.1 Registration.

(a) Request. Any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right (including, for the avoidance of doubt, in connection with its rights pursuant to Section 2.7) to request that Spinco file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder by delivering a written request to Spinco specifying the number of shares of Registrable Securities such Initiating Holder wishes to Register (a “Demand Registration”). Spinco shall (i) within ten (10) days of the receipt of such request, give written notice of such Demand Registration to all Holders of Registrable Securities (the “Spinco Notice”), (ii) use its reasonable best efforts to prepare and file a Registration Statement as expeditiously as possible in respect of such Demand Registration and in any event within forty-five (45) days of receipt of the request, and (iii) use its reasonable best efforts to cause such Registration Statement to become effective as expeditiously as possible. Spinco shall include in such Registration all Registrable Securities that the Holders request to be included within the ten (10) days following their receipt of the Spinco Notice.

(b) Limitations of Demand Registrations. There shall be no limitation on the number of Demand Registrations pursuant to Section 2.1(a); provided, however, that the Holder(s) may not require Spinco to effect a Demand Registration prior to (i) the earlier of (x) the one hundred fiftieth (150th) day after the effective date of a previous registration by Spinco effected pursuant to this Section 2.1 (it being understood that the Distribution Registration Statement shall not be treated as a Demand Registration) or (y) the date Spinco completes a primary equity or equity-linked financing (including, for this purpose, the last day of any related lock-up period applicable to Spinco) subsequent to the applicable Registration Period for such previous registration. In the event that any Person shall have received rights to Demand Registrations pursuant to Section 2.7 or Section 4.4, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder(s). The Registrable Securities requested to be Registered pursuant to Section 2.1(a) must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $1,000,000,000 (or its equivalent if the Registrable Securities are to be offered in an Exchange Offer) or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates.

(c) Effective Registration. Spinco shall be deemed to have effected a Registration for purposes of Section 2.1(a) if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) sixty (60) days from the effective date of the Registration Statement (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer-manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of any member of the Spinco Group. If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d) Underwritten Offering; Exchange Offer. If the Initiating Holder so indicates at the time of its request pursuant to Section 2.1(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer and Spinco shall include such information in the Spinco Notice. In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or Exchange Offer.

(e) Priority of Securities in an Underwritten Offering. If the managing underwriter or underwriters of a proposed Underwritten Offering, including an Underwritten Offering from a Shelf Registration, pursuant to this Section 2.1 informs the Holders with Registrable Securities in the proposed Underwritten Offering in writing that, in its or their opinion, the number of Registrable Securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities offered, then the number of Registrable Securities to be included in such Underwritten Offering shall be reduced to such number that can be sold without such adverse effect and the Registrable Securities to be included in such Underwritten Offering shall be: (i) first, Registrable Securities requested by Flex to be included in such Underwritten Offering; (ii) second, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered; and (iii) third, all other Registrable Securities requested and otherwise eligible to be included in such Underwritten Offering (including Registrable Securities to be sold for the account of Spinco) on a pro rata basis calculated based on the number of shares requested to be registered. In the event the Initiating Holder notifies Spinco that such Registration Statement shall be abandoned or withdrawn, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.1(a), and Spinco shall not be deemed to have made a Demand Registration request pursuant to Section 2.1(a) and Section 2.1(c).

(f) Shelf Registration. At any time after the date hereof when Spinco is eligible to Register the applicable Registrable Securities on Form S-3 (or a successor form) and the Holder may request Demand Registrations, the requesting Holders may request Spinco to effect a Demand Registration as a Shelf Registration. There shall be no limitations on the number of Underwritten Offerings pursuant to a Shelf Registration; provided, however, that Spinco shall have 150 days from the completion of any shelf takedown to complete a primary equity or equity-linked financing before the next Takedown Notice (as defined below) may be delivered. Any Holder of Registrable Securities included on a Shelf Registration shall have the right to request that Spinco cooperate in a shelf takedown at any time, including an Underwritten Offering, by delivering a written request thereof to Spinco specifying the number of shares of Registrable Securities such Holder wishes to include in the shelf takedown (“Takedown Notice”). Spinco shall (i) within ten (10) days of the receipt of a Takedown Notice for an Underwritten Offering, give written notice of such Takedown Notice to all Holders of Registrable Securities included on such Shelf Registration (“Spinco Takedown Notice”), and (ii) take all actions reasonably requested by such Holder, including the filing of a Prospectus supplement and the other actions described in Section 2.4, in accordance with the intended method of distribution set forth in the Takedown Notice as expeditiously as possible. If the takedown is an Underwritten Offering, Spinco shall include in such Underwritten Offering all Registrable Securities that the Holders request to be included within the two (2) days following their receipt of the Spinco Takedown Notice. If the takedown is an Underwritten Offering, the Registrable Securities requested to be included in a shelf takedown must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $10,000,000 or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. Notwithstanding anything else to the contrary in this Agreement, the requirement to deliver a Takedown Notice and the piggyback rights described in this Section 2.1(f) shall not apply to an Underwritten Offering that constitutes a block trade.

(g) SEC Form. Except as set forth in the next sentence, Spinco shall use its reasonable best efforts to cause Demand Registrations to be Registered on Form S-3 (or any successor form), and if Spinco is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be Registered on Form S-1 (or any successor form) or Form S-4 (in the case of an Exchange Offer). If a Demand Registration is a Convertible or Exchange Registration, Spinco shall effect such Registration on the appropriate Form under the Securities Act for such Registrations. Spinco shall use its reasonable best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible. All Demand Registrations shall comply with applicable requirements of the Securities Act and, together with each Prospectus included, filed or otherwise furnished by Spinco in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Suspension Event. Notwithstanding the foregoing, (i) during the first twelve (12) months following the Distribution, if it would be materially detrimental to Spinco for such registration statement to be filed, become effective or remain effective because such action would require Spinco to make an Adverse Disclosure (such circumstances, a “Suspension Event”), then Spinco shall have the right to defer taking action with respect to such filing for the shortest possible period of time determined in good faith by Spinco to be necessary for such purpose, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly and (ii) at any time after the first twelve (12) months following the distribution, Spinco shall have the right, for any reason and in its sole discretion (without regard to whether such action would require Spinco to make an Adverse Disclosure), to defer taking action with respect to such filing for the shortest possible period of time determined by Spinco in its sole discretion to be necessary, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that Spinco shall not exercise such deferral right set forth in (i) and (ii) above more than twice in any twelve (12)-month period or for more than ninety (90) days in aggregate in any twelve (12)-month period; provided, further, that Spinco shall not register any securities for its own account or that of any other Holder during any such Suspension Event other than pursuant to a Registration Statement on Form S-8 or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act. In the event that Spinco exercises its deferral rights under the preceding sentence, Spinco shall promptly give the Holders written notice thereof and shall use reasonable best efforts to cause such registration statement to become effective or to amend or supplement such registration statement on a post-effective basis or to take such action as is necessary to permit resumed use of such registration statement or filing thereof as soon as reasonably practicable following the conclusion of the applicable Suspension Event and its effect. Spinco shall promptly give the Holders written notice of the conclusion of any Suspension Event.

2.2 Piggyback Registrations.

(a) Participation. If Spinco proposes to file a Registration Statement under the Securities Act with respect to any offering of Spinco Common Stock for its own account and/or for the account of any other Persons (other than a Registration (i) under Section 2.1 hereof, (ii) pursuant to a Registration Statement on Form S-8 or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) pursuant to any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the Sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) in which the only Spinco Common Stock being Registered is Spinco Common Stock issuable upon conversion of debt securities or shares of preferred stock (or depositary shares representing preferred stock) that are also being Registered) (a “Spinco Public Sale”), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing such Registration Statement), Spinco shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.2(a) and Section 2.2(c), Spinco shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, Spinco shall determine for any reason not to Register or to delay Registration of such securities, Spinco may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other shares of Spinco Common Stock. No Registration effected under this Section 2.2 shall relieve Spinco of its obligation to effect any Demand Registration under Section 2.1. If the offering pursuant to a Registration Statement pursuant to this Section 2.2 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and Spinco shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and Spinco shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. Spinco’s filing of a Shelf Registration shall not be deemed to be a Spinco Public Sale; provided, however, that the proposal to file any Prospectus supplement filed pursuant to a Shelf Registration with respect to an offering of Spinco Common Stock for its own account and/or for the account of any other Persons will be a Spinco Public Sale unless such offering qualifies for an exemption from the Spinco Public Sale definition in this Section 2.2(a); provided, further, that if Spinco files a Shelf Registration for its own account and/or for the account of any other Persons that is not solely with respect to an offering that is not a Spinco Public Sale, Spinco agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b) Right to Withdraw. Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to Spinco of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs Spinco and the Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced to such number that can be sold without such adverse effect and the securities to be included in the Underwritten Offering shall be (i) first, all securities of Spinco or any other Persons for whom Spinco is effecting the Underwritten Offering, as the case may be, proposes to Sell; (ii) second, Registrable Securities requested by Flex to be included in such Underwritten Offering; (iii) third, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered; and (iv) fourth, all other securities requested and otherwise eligible to be included in such Underwritten Offering (including securities to be sold for the account of Spinco) on a pro rata basis calculated based on the number of shares requested to be registered.

2.3 Selection of Underwriter(s), Etc. In any Underwritten Offering pursuant to Section 2.1 or Section 2.2 that is not a Spinco Public Sale, Flex, in the event Flex is participating in such Underwritten Offering, or the Holders of a majority of the outstanding Registrable Securities being included in the Underwritten Offering or Exchange Offer, in the event Flex is not participating in such Underwritten Offering or Exchange Offer, shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Holder’s counsel for such Underwritten Offering or Exchange Offer, subject to the Spinco’s approval (not to be unreasonably withheld, conditioned or delayed). In any Spinco Public Sale, Spinco shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Flex, in the event Flex is participating in such Underwritten Offering or Exchange Offer, or the Holders of a majority of the outstanding Registrable Securities being included in the Spinco Public Sale, in the event Flex is not participating in such Underwritten Offering or Exchange Offer, shall select counsel to the Holder(s).

2.4 Registration Procedures.

(a) In connection with the Registration and/or Sale of Registrable Securities pursuant to this Agreement, through an Underwritten Offering or otherwise, Spinco shall use reasonable best efforts to effect or cause the Registration and the Sale of such Registrable Securities in accordance with the intended methods of Sale thereof and:

(i) prepare and file the required Registration Statement including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer-managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer-managers and such Holders and their respective counsel, and provide such underwriters or dealers managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which the Holders or the underwriters or dealer-managers, if any, shall reasonably object;

(ii) except in the case of a Shelf Registration or Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the Shares Registered thereon until the earlier of (A) such time as all of such Shares have been Sold in accordance with the intended methods of Sale set forth in such Registration Statement or (B) the expiration of nine (9) months after such Registration Statement becomes effective;

(iii) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all Shares subject thereto for a period ending thirty-six (36) months after the effective date of such Registration Statement (or, if earlier, the date on which there are no Registrable Securities);

(iv) in the case of a Convertible or Exchange Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of any applicable convertible securities no longer require such Shares to be Registered under the Securities Act but in no event for a period to exceed twelve (12) months;

(v) notify the participating Holders and the managing underwriter or underwriters or dealer-managers, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by Spinco (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any written comments by the SEC or any request by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement or such Prospectus or any Ancillary Filing or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of Spinco in any applicable underwriting agreement or dealer-manager agreements cease to be true and correct in all material respects, and (E) of the receipt by Spinco of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi) promptly notify each selling Holder and the managing underwriter or underwriters or dealer-managers, if any, when Spinco becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus or any Ancillary Filing in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters or dealer-managers, if any, an amendment or supplement to such Registration Statement or Prospectus or any Ancillary Filing which will correct such statement or omission or effect such compliance;

(vii) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(viii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or dealer-managers, if any, and the Holders may reasonably request in order to permit the intended method of distribution of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(ix) furnish to each selling Holder and each underwriter or dealer-manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer-manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(x) deliver to each selling Holder and each underwriter or dealer-manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer-manager may reasonably request (it being understood that Spinco consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters or dealer-managers, if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter or dealer-manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer-manager;

(xi) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters or dealer-managers, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and Sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters or dealer-managers, if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to Spinco and the participating Holders, in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of Sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that Spinco will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xii) in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter or underwriters or dealer-managers, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriters or dealer-managers, if any, may request at least two (2) Business Days prior to such Sale of Registrable Securities; provided that Spinco may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of Spinco’s securities are then listed or quoted and on each inter-dealer quotation system on which any of Spinco’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer-manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters or dealer-managers, if any, to consummate the Sale of such Registrable Securities;

(xiv) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided that Spinco may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xv) obtain for delivery to and addressed to each selling Holder and to the underwriter or underwriters or dealer-managers, if any, opinions from outside counsel and the general counsel for Spinco, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer-manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;

(xvi) in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to Spinco and the underwriter or underwriters or dealer-managers and, to the extent requested, each participating Holder, a comfort letter from Spinco’s or other applicable independent certified public accountants in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer-manager agreement, or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer-manager agreement, if applicable, or otherwise;

(xvii) in the case of an Exchange Offer that does not involve a dealer-manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting agreement or dealer-manager agreement;

(xviii) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than seventy-five (75) days after the end of the twelve (12)-month period beginning with the first day of Spinco’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(xix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xx) cause all Registrable Securities covered by the applicable Registration Statement to be listed on the principal securities exchange on which Spinco’s Common Stock is then listed or quoted;

(xxi) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be Registered, (C) the Sale or placement agent therefor, if any, (D) the dealer-manager therefor, (E) counsel for such underwriters or agent or dealer-manager, and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer-manager, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to require the insertion therein of material, furnished to Spinco in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included; and for a reasonable period prior to the filing of such Registration Statement, upon receipt of such confidentiality agreements as Spinco may reasonably request, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of Spinco that are available to Spinco, and cause all of Spinco’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of Spinco and to supply all information available to Spinco reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing;

(xxii) to cause the executive officers of Spinco to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters or dealer-managers in any Underwritten Offering or Exchange Offer and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(xxiii) take all other customary steps reasonably necessary to effect the Registration, offering and Sale of the Registrable Securities.

(b) As a condition precedent to any Registration hereunder, Spinco may require each Holder as to which any Registration is being effected to furnish to Spinco such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as Spinco may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to Spinco and to cooperate with Spinco as reasonably necessary to enable Spinco to comply with the provisions of this Agreement.

(c) Flex agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from Spinco of the occurrence of any event of the kind described in Section 2.4(a)(vi), such Holder will forthwith discontinue the Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(vi), or until such Holder is advised in writing by Spinco that the use of the Prospectus may be resumed, and if so directed by Spinco, such Holder will deliver to Spinco (at Spinco’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Spinco shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(vi) or is advised in writing by Spinco that the use of the Prospectus may be resumed.

2.5 Holdback Agreements. To the extent requested in writing by the managing underwriter or underwriters of any Underwritten Offering, Spinco agrees not to, and shall exercise reasonable best efforts to obtain agreements (in the underwriters’ customary form and subject to customary carve-outs) from its directors, executive officers and beneficial owners of ten percent (10%) or more of Spinco Common Stock who are Affiliates of Spinco not to, directly or indirectly offer, Sell, pledge, contract to Sell (including any short Sale), grant any option to purchase or otherwise Sell any equity securities of Spinco or enter into any hedging transaction relating to any equity securities of Spinco during the sixty (60) days (unless the managing underwriter or underwriters otherwise agree to a shorter period) beginning on pricing date of such Underwritten Offering (such customary carve-outs to include, but not be limited to, transfers by such lock-up parties: as part of such Underwritten Offering; pursuant to any Distribution; pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto; grants of or issuances of equity or equity awards by Spinco pursuant to Spinco’s equity incentive plans; agreements to issue or issuances by Spinco of up to 10% of Spinco’s outstanding shares of Common Stock in connection with acquisitions, joint ventures or other strategic transactions; the exercise by directors and officers of Spinco of awards under Spinco’s equity incentive plans; transfers to Spinco or sales in the open market by directors and officers of Spinco pursuant to the net or cashless exercise of equity awards under Spinco’s equity incentive plans or to cover tax withholding; or sales by directors and officers of Spinco pursuant to existing 10b5-1 plans).

2.6 Underwritten Offerings; Exchange Offers. If requested by the managing underwriters for any Underwritten Offering or dealer-managers for any Exchange Offer, Spinco shall enter into an underwriting agreement or dealer-manager agreement with such underwriters or dealer-managers for such offering; provided, however, that no Holder shall be required to make any representations or warranties to Spinco (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to Spinco or the underwriters or dealer-managers with respect thereto, except as otherwise provided in Section 2.9 hereof.

2.7 Convertible or Exchange Registration; Registration Rights with Participating Investors.

(a) If any Holder of Registrable Securities offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for Registration pursuant to Section 2.1 and Section 2.2 hereof (a “Convertible or Exchange Registration”).

(b) If one or more members of the Flex Group decides to engage, directly or indirectly, in an Exchange with one or more Participating Investors, Spinco shall, upon Flex’s request, enter into a registration rights agreement with the Participating Investors in connection with such Exchange, as applicable, on terms and conditions consistent with this Agreement (other than the voting provisions contained in Article III hereof) and reasonably satisfactory to Spinco and the Flex Group.

2.8 Registration Expenses Paid By Spinco. In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn) or proposed Underwritten Offering pursuant to this Agreement, Spinco shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective or the Underwritten Offering is completed; provided, however, each Holder shall pay its own attorney fees.

2.9 Indemnification.

(a) Indemnification by Spinco. Spinco agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s Affiliates and its and their respective officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (collectively, the “Holder Indemnified Parties”) from and against any and all losses, claims, damages, liabilities (or actions in respect thereof, whether or not such Holder Indemnified Party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that Spinco has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated in such Registration Statement or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that Spinco shall not be liable to any particular Holder Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to Spinco by such Holder Indemnified Party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability Spinco may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Holder Indemnified Party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, Spinco and its directors, officers, employees, advisors, agents and each Person who controls Spinco (within the meaning of the Securities Act and the Exchange Act) (collectively, the “Spinco Indemnified Parties” and, together with the Holder Indemnified Parties, the “Indemnified Parties”) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that Spinco has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated in such Registration Statement or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in the light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to Spinco specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Spinco or any Spinco Indemnified Party.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the applicable Indemnified Party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the applicable Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the applicable Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Party or Indemnified Parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party, (y) an applicable Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an applicable Indemnified Party) between such Indemnified Party and the other Indemnified Parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in Section 2.9(a) or Section 2.9(b) is unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by Section 2.9(a) or Section 2.9(b), then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party (other than Spinco) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the Sale of Registrable Securities in the offering to which the Losses of the Indemnified Parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.10 Reporting Requirements; Rule 144. Until the expiration or termination of this Agreement in accordance with its terms, Spinco shall use its reasonable best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If Spinco is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit Sales pursuant to Rule 144 under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to Sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC. From and after the date hereof through the first anniversary of the date upon which no Holder owns any Registrable Securities, Spinco shall forthwith upon request furnish any Holder (i) a written statement by Spinco as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of Spinco, and (iii) such other reports and documents filed by Spinco with the SEC as such Holder may reasonably request in availing itself of an exemption for the Sale of Registrable Securities without registration under the Securities Act.

2.11 Other Registration Rights. Spinco shall not grant to any Persons the right to request Spinco to Register any equity securities of Spinco, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback,” or other rights, unless such rights are subject and subordinate to the rights of the Holders under this Agreement.

ARTICLE III

VOTING RESTRICTIONS

3.1 Voting of Spinco Common Stock.

(a) From the date of the Distribution until the earlier of (x) the date that the Flex Group ceases to own any Retained Shares and (y) the termination of this Agreement, Flex shall, and shall cause each member of the Flex Group to (in each case, to the extent that they own any Retained Shares), be present, in person or by proxy, at each and every Spinco stockholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of Spinco Common Stock on such matter.

(b) Flex hereby revokes, and shall cause each member of the Flex Group (to the extent that they own any Retained Shares) to revoke, any and all previous proxies granted by them with respect to the Retained Shares owned (whether beneficially or of record) by them as of the date of this Agreement. From the date of the Distribution until the earlier of (x) the date that the Flex Group ceases to own any Retained Shares and (y) the termination of this Agreement, Flex hereby grants to, and shall cause each member of the Flex Group (to the extent that they own any Retained Shares) to grant to, Spinco or its designees (determined in Spinco’s sole discretion) an irrevocable proxy, with full power of substitution and resubstitution, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to Spinco or its designees (determined in Spinco’s sole discretion), to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned (whether beneficially or of record) by them, in proportion to the votes cast by the other holders of Spinco Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any Sale of such Retained Share from a member of the Flex Group to a Person other than a member of the Flex Group and (ii) nothing in this Section 3.1 shall limit or prohibit any such Sale.

ARTICLE IV

MISCELLANEOUS

4.1 Term. This Agreement shall terminate upon the earlier of (x) such time as there are no Registrable Securities and (y) the mutual agreement of the parties hereto, except for the provisions of Section 2.8 and Section 2.9 and all of this Article IV, which shall survive any such termination.

4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed; or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, the Business Day following the date of transmission when receipt is confirmed:

To Flex:

Flex Ltd.

[Address]

Attn: [•]

Email: [•]

To Spinco:

Axiom Solutions International, Inc.

c/o [•]

[Address]

Attn: [•]

Email: [•]

4.3 Entire Agreement. This Agreement including any exhibits and amendments hereto, and the other agreements and documents referred to herein and therein, shall together constitute the entire agreement between Flex and Spinco with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings, both written and oral, between Flex and Spinco with respect to such subject matter hereof.

4.4 Successors, Assigns and Transferees.

(a) The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective successors and permitted assigns. Spinco may assign this Agreement at any time in connection with a Sale or acquisition of Spinco, whether by merger, consolidation, Sale of all or substantially all of Spinco’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of Spinco’s rights and obligations under this Agreement. Flex may assign this Agreement to any member of the Flex Group or at any time in connection with a sale or acquisition of Flex, whether by merger, consolidation, sale of all or substantially all of Flex’s assets, or similar transaction, without the consent of Spinco.

(b) In connection with the Sale of Registrable Securities, Flex may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following transferees in such Sale: (i) a member of the Flex Group to which Registrable Securities are Sold, (ii) one or more Participating Investors to which Registrable Securities are Sold or (iii) any other transferee to which Registrable Securities are Sold, if Spinco provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities; provided, that in the case of clauses (i), (ii) or (iii), (x) Spinco is given written notice prior to or at the time of such Sale stating the name and address of the transferee and identifying the securities with respect to which the Registration-related rights and obligations are being Sold and (y) the transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to Spinco (any such transferee in such Sale, a “Transferee”). In connection with the Sale of Registrable Securities, a Transferee or Subsequent Transferee (as defined below) may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following subsequent transferees: (A) an Affiliate of such Transferee to which Registrable Securities are Sold or (B) any subsequent transferee to which Registrable Securities are Sold, if Spinco provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities; provided, that in the case of clauses (A) or (B), (x) Spinco is given written notice prior to or at the time of such Sale stating the name and address of the subsequent transferee and identifying the securities with respect to which the Registration-related rights and obligations are being assigned and (y) the subsequent transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to Spinco (any such subsequent transferee, a “Subsequent Transferee”).

4.5 GOVERNING LAW; NO JURY TRIAL.

(a) This Agreement and any Action (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement or the negotiation, validity, interpretation, performance, breach or termination of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable conflicts of law principles thereof.

(b) Each party hereto shall appoint a representative who shall be responsible for administering this dispute resolution provision (each, an “Appointed Representative”). The Appointed Representatives shall have the authority to resolve Agreement Disputes (as defined below). Except as otherwise provided in this Agreement, in the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement (collectively, the “Agreement Disputes”), the Appointed Representatives shall provide written notice of such Agreement Dispute in the manner provided by Section 4.2 above (the “Dispute Notice”) and negotiate in good faith for a reasonable period of time to settle such Agreement Dispute; provided, however, that: (i) such reasonable period of time shall not, unless otherwise agreed to by all parties hereto in writing, exceed thirty (30) calendar days from the date of delivery of the Dispute Notice; and (ii) the Appointed Representative from each party hereto shall first have tried to resolve the differences between the parties hereto. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions in connection with efforts to settle an Agreement Dispute that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose, but shall be considered as to have been disclosed for settlement purposes. Unless otherwise agreed in writing, the parties hereto will continue to honor all commitments under this Agreement during the course of dispute resolution of an Agreement Dispute pursuant to the provisions of this Section 4.5 with respect to all matters not specifically subject to such dispute resolution.

(c) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy. Nothing in this Agreement shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief. The parties hereto understand and agree that the covenants and agreements on each of their parts herein contained are uniquely related to the desire of the parties hereto and their respective Affiliates to consummate the transactions contemplated herein, that the transactions contemplated herein are a unique business opportunity at a unique time for each of Flex and Spinco and their respective Affiliates, and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, and further agree that, although monetary damages may be available for the breach of such covenants and agreements, monetary damages would be an inadequate remedy therefor. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Texas Business Court in the Third Business Court Division of the State of Texas (or, if such Court lacks jurisdiction or declines to hear the applicable cause of action, the Texas Business Court in the First Business Court Division of the State of Texas or, if such Court lacks jurisdiction or declines to hear the applicable cause of action, the United States District Court for the Western District of Texas, Austin Division or, if such Court lacks jurisdiction or declines to hear the applicable cause of action, the state district court of Travis County, Texas) (each court set forth in the express order immediately above, a “Chosen Court” and collectively, the “Chosen Courts”), and each of the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, no party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.5 and each party hereto waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(d) Each of the parties hereto irrevocably agrees that, subject (except in the case of any legal action or proceeding seeking specific performance or injunctive relief pursuant to Section 4.5(c)) to prior compliance with Section 4.5(b), any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the applicable Chosen Court. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement: (i) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 4.5; (ii) any claim that it or its property is exempt or immune from jurisdiction of any applicable Chosen Court or from any legal process commenced in such applicable Chosen Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by the applicable law, any claim that: (x) the suit, action or proceeding in the applicable Chosen Court is brought in an inconvenient forum; (y) the venue of such suit, action or proceeding is improper; or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such Chosen Courts (other than by reason of, except in the case of any action or proceeding for specific performance or injunctive relief pursuant to Section 4.5(c), needing to first comply with the provisions of Section 4.5(b)). In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. The parties hereto agree that service of any court paper may be made in any manner as may be provided under the applicable laws or court rules governing service of process in the applicable Chosen Court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(e) EACH OF THE PARTIES HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

4.6 Headings. The article, section and paragraph headings contained in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

4.7 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.8 Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by Spinco and the Holders of a majority of the Registrable Securities; provided that if Flex or any of its Affiliates owns Registrable Securities, no amendment to or waiver of any provision in this Agreement will be effected without the written consent of Flex if such amendment or waiver adversely affects the rights of Flex or such Affiliates of Flex. Any such waiver, amendment or supplement shall not be applicable or have any effect except in the specific instance in which it is given. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

(b) Notwithstanding the foregoing, no failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 4.8(a) and shall be effective only to the extent in such writing specifically set forth.

4.9 Registrations, Exchanges, etc. Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (a) any shares of Spinco Common Stock, now or hereafter authorized to be issued, (b) any and all securities of Spinco into which the shares of Spinco Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by Spinco and (c) any and all securities of any kind whatsoever of Spinco or any successor or permitted assign of Spinco (whether by merger, consolidation, Sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, the shares of Spinco Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

4.10 Further Assurances. In addition to and without limiting the actions specifically provided for elsewhere in this Agreement and subject to the limitations expressly set forth in this Agreement each of the parties shall cooperate with each other and use (and shall cause its respective Subsidiaries and Affiliates to use) commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement.

4.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

[The remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Flex Ltd.

By:
Name:
Title:

Axiom Solutions International, Inc.

By:
Name:
Title:

[Signature Page to Stockholder’s and Registration Rights Agreement]